UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2004

THE WISER OIL COMPANY

(Exact name of registrant as specified in is charter)

Delaware	0-5426	55-0522128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8115 Preston Road, Suite 400

Dallas, Texas 75225

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 265-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements and Exhibits

(c)	Exhibit

Item	Description
99.1	Press Release dated February 18, 2004, “The Wiser Oil Company Provides 2004 Guidance; 2004 Spending to Target 63 Wells; Per Unit Costs Projected to Improve”

Item	9. Regulation FD Disclosure

On February 18, 2004, The Wiser Oil Company announced certain preliminary operating results for 2003 and operational and financial guidance for 2004. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE WISER OIL COMPANY

Date: February 23, 2004	By:	/s/ George K. Hickox, Jr.

George K. Hickox, Jr. Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated February 18, 2004, “The Wiser Oil Company Provides 2004 Guidance; 2004 Spending to Target 63 Wells; Per Unit Costs Projected to Improve”